Exhibit 10.1

SIXTH AMENDMENT TO PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of the 25th day of May, 2022 ("Effective Date")

BETWEEN:

GTA OFFICE DMM INC.

(hereinafter referred to as the "Vendor")

- and -

VISIONARY EDUCATION SERVICES & MANAGEMENT INC.

(hereinafter referred to as the "Purchaser")

WHEREAS 123 Real Estate Development Ontario Ltd., as purchaser, and the Vendor, as vendor, are parties to an agreement of purchase and sale dated May 19, 2021, as amended by an email amendment dated July 23, 2021, as amended by a first amendment to purchase agreement made between the Vendor and the Purchaser (as successor in interest to 123 Real Estate Development Ontario Ltd.) dated July 26, 2021, as amended by a second amendment to purchase agreement made between the Vendor and Purchaser dated August 6, 2021, as amended by a waiver and third amendment to purchase agreement made between the Vendor and the Purchaser dated October 6, 2021, as amended by a fourth amendment to purchase agreement dated December 16, 2021, as amended by a fifth amendment to purchase agreement dated March 31, 2022 and as amended by email amendments dated September 17, 2021, September 20, 2021, September 21, 2021, September 22, 2021, September 23, 2021, September 24, 2021, September 27, 2021, September 28, 2021, September 29, 2021, September 30, 2021, October 4, 2021, October 5, 2021, and October 6, 2021 (such agreement, as amended or supplemented to the date hereof, being referred to herein as the "Purchase Agreement") for the property municipally known as 95-105 Moatfield Drive, Toronto, Ontario;

AND WHEREAS the Purchaser has requested certain amendments to the Purchase Agreement and the Vendor has agreed to the same on the terms and conditions herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this agreement and the sum of $10.00 now paid by each of the parties to the other and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree and covenant as follows:

1.	Definitions

Unless otherwise defined herein, all capitalized terms used in this agreement shall have the respective meanings ascribed to them in the Purchase Agreement.

2.	Amendments

(a)	The definition of “Closing Date” set out in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Closing Date” means June 23, 2022 or such other date as the Vendor and Purchaser may agree in writing;”

(b)	A new section 3.1(d3) is added to the Purchase Agreement following Section 3.1(d2), as follows:

“(d3) on or prior to May 25, 2022, the Purchaser shall pay an additional Six Million Dollars ($6,000,000), by wire transfer in immediately available funds from a Schedule I Canadian chartered bank as a further deposit to the Vendor’s Solicitors, to be held by them on the same terms as referred to in Subsection 3.1(a).”

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(c)	Section 3.1(e) of the Purchase Agreement is hereby amended by deleting the words “Subsections 3.1(a), 3.1(b), 3.1(c), 3.1(d) above, and 3.1(d2) above” and replacing the same with “Subsections 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(d2), and 3.1(d3) above”.

(d)	Section 4.1(b) of the Purchase Agreement its deleted in its entirety and replaced with the following:

“(b) on or prior to May 31, 2022, the Purchaser shall have delivered a fully executed commitment letter from Bank of China (Canada) or any other lender selected by the Purchaser with respect to the Purchaser’s debt financing for the transaction and evidence that it has paid any fees payable thereunder upon acceptance thereof, and the Vendor shall be satisfied with same and the Purchaser’s ability to complete the transaction contemplated herein on the Closing Date.”

(e)	Section 4.3(b) of the Purchase Agreement is hereby amended by adding the following sentence to the end thereof:

“In addition and notwithstanding anything else contained in this Agreement, the Purchaser acknowledges and agrees that the Vendor’s Solicitors shall be permitted, at any time, to release to the Vendor that portion of the Deposit paid prior to May 13, 2022 and that the Purchaser agrees that regardless of whether the transactions contemplated in this Agreement are completed or are not completed, the Purchaser shall have no claim whatsoever against the Vendor or the Vendor’s Solicitors in connection with such portion of the Deposit or the release by the Vendor’s Solicitors of such portion of the Deposit to the Vendor. The Vendor and Purchaser agree that such portion of the Deposit shall not be subject to any escrow provisions and may be used by the Vendor for whatever purposes it chooses.”

(f)	Section 6.4 of the Purchase Agreement is hereby amended by adding the following sentence to the end thereof:

“For greater certainty, the Purchaser acknowledges that the Vendor shall have no obligation to provide updated or refreshed Estoppel Certificates from any Tenant notwithstanding any extension of the Closing Date from time to time.”.

3.	Successors and Assigns

This agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns.

4.	Time of the Essence and Ratification

All other terms and conditions of the Purchase Agreement continue to be in force and full effect. Time shall continue to be of the essence.

5.	Headings, Extended Meanings

The headings in this agreement are inserted for convenience of reference only and shall not constitute a part hereof and are not to be considered in the interpretation hereof. In this agreement, words importing the singular include the plural and vice versa; words importing the masculine gender include the feminine and vice versa; and words importing person include firms or corporations and vice versa.

6.	Counterparts

This agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Execution copies of this agreement may be delivered by electronic transmission or fax and the parties agree to accept and be bound by signatures on any document that is delivered by electronic transmission or fax. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same effect as an original signature on an original document.

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

GTA OFFICE DMM INC.

by: /s/ Steve Hodgson
Name: Steve Hodgson
Title: Authorized Signing Officer

I have the authority to bind the Corporation.

VISIONARY EDUCATION SERVICES & MANAGEMENT INC.

by: /s/ Zaiyi Liao
Name: Zaiyi Liao
Title: Director

I have the authority to bind the Corporation.

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